BALLOON NOTE
(Fixed Rate)

THIS LOAN IS PAYABLE IN FULL AT MATURITY. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER, WHICH MAY BE THE LENDER YOU HAVE THIS LOAN WITH, WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDER.

November 16, 2015	**Rye Brook,**	**New York**
[Date]	[City]	[State]

14542 W Yosemite Dr, Sun City West, AZ 85375; 11637 W Citrus Grove Way, Avondale, AZ 85392; 2233 W Clearview Trl, Anthem, AZ 85086; 3666 W. Thalia Court, Anthem, AZ 85086; 3559 W Morse Ct, Anthem, AZ 85086; 515 Shalimar Dr, Prescott, AZ 86303; 3340 W King Dr, Anthem, AZ 85086; 7801 N 32nd Dr, Phoenix, AZ 85051
[Property Address]

1. BORROWER'S PROMISE TO PAY

In return for a loan that I have received, I promise to pay U.S. **$968,000.00** (this amount is called "Principal"), plus interest, to the order of Lender. Lender is **FirstKey Mortgage, LLC, a Limited Liability Company.**

I will make all payments under this Note in the form of cash, check or money order.

I understand that Lender may transfer this Note. Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Note Holder."

2. INTEREST

Interest will be charged on unpaid principal until the full amount of Principal has been paid. I will pay interest at a yearly rate of **5.880 %.**

The interest rate required by this Section 2 is the rate I will pay both before and after any default described in Section 6(B) of this Note.

3. PAYMENTS

(A) Time and Place of Payments

I will pay principal and interest by making a payment every month.

I will make my monthly payments on the **1st** day of each month beginning on **January 1, 2016.** I will make these payments every month until I have paid all of the principal and interest and any other charges described below that I may owe under this Note. Each monthly payment will be applied as of its scheduled due date and will be applied to interest before Principal. If, on **December 1, 2020,** I still owe amounts under this Note, I will pay those amounts in full on that date, which is called the "Maturity Date."

I will make my monthly payments at **4 International Drive**
Rye Brook, NY 10573

or at a different place if required by the Note Holder.

(B) Amount of Monthly Payments

My monthly payment will be in the amount of U.S. **$5,729.18.**

4. BORROWER'S RIGHT TO PREPAY

I have the right to make payments of Principal at any time before they are due. A payment of Principal only is known as a "Prepayment." When I make a prepayment, I will tell the Note Holder in writing that I am doing so. I may not designate a payment as a Prepayment if I have not made all the monthly payments due under this Note.

I may make a full Prepayment or partial Prepayments without paying any Prepayment charge. The Note Holder will use my Prepayments to reduce the amount of Principal that I owe under this Note. However, the Note Holder may apply my Prepayment to the accrued and unpaid interest on the Prepayment amount before applying my Prepayment to reduce the Principal amount of this Note. If I make a partial prepayment, there will be no changes in the due date or in the amount of my monthly payment unless the Note Holder agrees in writing to those changes.

5. LOAN CHARGES

If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from me that exceeded permitted limits will be refunded to me. The Note Holder may choose

Initials: ________

to make this refund by reducing the Principal I owe under this Note or by making a direct payment to me. If a refund reduces Principal, the reduction will be treated as a partial Prepayment.

6. BORROWER'S FAILURE TO PAY AS REQUIRED

(A) Late Charges for Overdue Payments

If the Note Holder has not received the full amount of any monthly payment by the end of **5** calendar days after the date it is due, I will pay a late charge to the Note Holder. The amount of the charge will be **5.000 %** of my overdue payment of principal and interest. I will pay this late charge promptly but only once on each late payment.

(B) Default

If I do not pay the full amount of each monthly payment on the date it is due, I will be in default.

(C) Notice of Default

If I am in default, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount by a certain date, the Note Holder may require me to pay immediately the full amount of Principal which has not been paid and all the interest that I owe on that amount. That date must be at least 30 days after the date on which the notice is mailed to me or delivered by other means.

(D) No Waiver By Note Holder

Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.

(E) Payment of Note Holder's Costs and Expenses

If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back by me for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

7. GIVING OF NOTICES

Unless applicable law requires a different method, any notice that must be given to me under this Note will be given by delivering it or by mailing it by first class mail to me at the Property Address above or at a different address if I give the Note Holder a notice of my different address.

Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at the address stated in Section 3(A) above or at a different address if I am given a notice of that different address.

8. OBLIGATIONS OF PERSONS UNDER THIS NOTE

If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Note.

9. WAIVERS

I and any other person who has obligations under this Note waive the rights of Presentment and Notice of Dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of Dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

10. UNIFORM SECURED NOTE

This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Note Holder under this Note, a Mortgage, Deed of Trust, or Security Deed (the "Security Instrument"), dated the same date as this Note, protects the Note Holder from possible losses that might result if I do not keep the promises that I make in this Note. That Security Instrument describes how and under what conditions I may be required to make immediate payment in full of all amounts I owe under this Note. Some of those conditions read as follows:

> **Transfer of the Property or a Beneficial Interest in Borrower.** As used in this Section 18, "Interest in the Property" means any legal or beneficial interest in the Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract or escrow agreement, the intent of which is the transfer of title by Borrower at a future date to a purchaser.
>
> If all or any part of the Property or any Interest in the Property is sold or transferred (or if Borrower is not a natural person and a beneficial interest in Borrower is sold or transferred) without Lender's prior written consent, Lender may require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if such exercise is prohibited by Applicable Law.
>
> If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is given in accordance with Section 15 within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

Initials: ______

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED.

ARP BORROWER II, LLC, A DELAWARE LIMITED LIABILITY COMPANY BY: ARP PLEDGOR II, LLC, AN ARIZONA LIMITED LIABILITY COMPANY, ITS SOLE MEMBER BY: AMERICAN REALTY PARTNERS, LLC, AN ARIZONA LIMITED LIABILITY COMPANY, ITS MEMBER BY: PERFORMANCE REALTY MANAGEMENT, LLC, AN ARIZONA LIMITED LIABILITY COMPANY, ITS MANAGER BY: SEAN ZARINEGAR, MANAGER

Lender: FirstKey Mortgage, LLC
NMLS ID:
Loan Originator: Peter Marino
NMLS ID: 65801

[Sign Original Only]

Initials: ________

LOAN #: 15070773318

PREPAYMENT PREMIUM RIDER

THIS PREPAYMENT PREMIUM RIDER is made this 16th day of November, 2015 and is incorporated into and shall be deemed to amend and supplement the Balloon Note (Fixed Rate) of the same date given by the undersigned (the "Borrower") to FirstKey Mortgage, LLC, a Florida limited liability company (the "Lender").

In addition to the covenants and agreements made in the Note, Borrower and Lender further covenant and agree as follows:

A. ADDITIONAL DEFINITIONS. The following additional definitions are added to the Note:

"**Monthly Payment Reduction Amount**" means, with respect to any partial prepayment of the Loan made in accordance with the terms of the Note, this Rider or the other loan documents, an amount *equal to* the difference between (A) the monthly payment amount immediately prior to the prepayment and (B) *the product of* (x) the monthly payment amount immediately prior to the prepayment and (y) the ratio of (i) the principal balance of the Loan immediately after the prepayment to (ii) the principal balance of the Loan immediately prior to the prepayment. For avoidance of doubt, both (i) and (ii) shall be determined after the application of scheduled amortization, if any, on the date of prepayment.

"**Open Prepayment Period**" means the period of time commencing on the day immediately following the 54th monthly payment date and continuing until the Maturity Date.

"**Prepayment Premium**" means an amount *equal to the greater of* (a) an amount equal to 1% of the amount of the Loan being prepaid; and (b) the *positive difference between* (i) *the sum of* the present values of the Calculated Payments (as defined below) determined by *discounting* those payments to their present value at the date of prepayment at the Discount Rate (as defined below) and (ii) the principal amount of the Loan being prepaid. As used in this definition, the term "**Calculated Payments**" means the scheduled monthly payments of principal and interest which would be due, based on the principal amount of the Loan being prepaid (including any payment due at maturity), from the monthly payment date next following the prepayment through the Maturity Date. As used in this definition, the term "**Discount Rate**" means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term "**Yield Maintenance Treasury Rate**" means the bond equivalent yield calculated by Lender five business days prior to the date of prepayment (the "**Yield Maintenance Determination Date**") by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "*U.S. Government Securities/Treasury Constant Maturities*" for the week ending prior to the Yield

Initials: ________

Maintenance Determination Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender's calculation of the Prepayment Premium shall be conclusive absent manifest error.

B. **PREPAYMENTS.** Section 4 of the Note is hereby deleted in its entirety. Except as provided in this Section B, Borrower shall not have the right to prepay the Loan in whole or in part.

1. Prepayment. Borrower, at its option, may prepay the Loan in whole or in part, provided that: (i) Borrower gives to Lender at least 30 days prior written notice (or such shorter period of time if permitted by Lender in its sole discretion - in each case a "**Prepayment Notice**") of its intent to prepay (which shall include the proposed principal prepayment amount and the projected date of prepayment); (ii) no default exists; (iii) any prepayment received by Lender prior to the commencement of the Open Prepayment Period shall be accompanied by payment of the applicable Prepayment Premium, as determined by Lender; and (iv) any applicable interest shortfall (as provided in the Multi Property Rider) has been paid by Borrower.

2. Mandatory Net Proceeds Prepayment. On each date on which Lender actually receives a distribution of insurance proceeds (from a casualty or other loss to the Property) that are not made available to Borrower for restoration of such Property, Borrower shall prepay the outstanding principal balance of the Note in an amount *equal to* 100% of those insurance proceeds *together with* any accrued interest and any applicable interest shortfall (as provided in the Multi Property Rider), but without any Prepayment Premium.

3. Mandatory Condemnation Payment. Notwithstanding anything to the contrary contained in this Agreement, in the event that any condemnation award is required to be applied to the principal amount of the Loan and the amount of such award is insufficient in Lender's sole discretion, Borrower shall, within five days of Lender's demand, prepay the outstanding principal balance of the Loan in an amount *equal to* that insufficiency *plus* any accrued interest and applicable interest shortfall (as provided in the Multi Property Rider), but without Prepayment Premium.

4. Prepayments After Default. The Prepayment Premium shall be due and payable upon a prepayment (prior to the Open Prepayment Period) after the occurrence and continuance of any default, unless Lender in its sole discretion agrees in writing to a cure of that default thereafter. If prior to the Open Prepayment Period and while any default exists, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other person or entity, Borrower, the purchaser at foreclosure (or other such person or entity that tenders payment) shall pay the applicable Prepayment Premium in addition to the outstanding principal balance, all unpaid

Initials: ________

interest and other amounts payable under the Note and other loan documents. Notwithstanding anything to the contrary in the Note, this Rider or in any other loan document, any prepayment of the Loan either concurrently with or after any default has occurred and is continuing shall be applied in such order and priority as Lender may determine in its sole discretion.

5. Reduction of Monthly Payment Amount. In connection with any prepayment made in accordance with the terms of the Note, this Rider or any other loan document, Lender shall reduce the monthly payment amount related to each monthly payment date thereafter by the Monthly Payment Reduction Amount. However, regularly scheduled payments of principal made on each monthly payment date shall not result in any reduction of the monthly payment amount.

6. Failure to Complete Prepayment. If Borrower delivers any Prepayment Notice and thereafter fails to prepay the Loan in accordance with the terms of the Prepayment Notice, Borrower shall pay all of Lender's costs and expenses incurred in connection with that failure to prepay (including, without limitation, counsel fees).

7. Release of Lien. No repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require or otherwise result in, the release of the lien of the Security Instrument (as defined in the Multi Property Rider).

BY SIGNING BELOW, Borrower accepts and agrees to the terms and covenants contained in this Prepayment Premium Rider.

BORROWER:

ARP BORROWER II, LLC
a Delaware limited liability company

By: ARP Pledgor II, LLC
An Arizona limited liability company
its Sole Member

By: American Realty Partners, LLC
an Arizona limited liability company
its Member

By: Performance Realty Management, LLC
an Arizona limited liability company
its Manager

By: ____________________
Sean Zarinegar, Manager

Initials: ____________

LOAN#: 15070773318

CHOICE OF LAW AND VENUE RIDER

THIS CHOICE OF LAW AND VENUE RIDER is made this __ day of November, 2015 and is incorporated into and shall be deemed to amend and supplement the Note of the same date given by the undersigned (the "Borrower") to FirstKey Mortgage LLC, a Florida limited liability company (the "Lender").

In addition to the covenants and agreements made in the Note, Borrower and Lender further covenant and agree that, notwithstanding anything to the contrary contained in the Note or any other loan document, without regard to principles of conflicts of law and pursuant to Section 5-1401 of the New York General Obligations Law, the Note and other loan documents shall be governed by the law of the State of New York in all respects (including, without limitation, matters of construction, validity and performance). Any legal suit, action or proceeding against Lender, Borrower, Pledgor and/or any guarantor of the Loan arising out of or relating to the Note or the other loan documents may, at Lender's option, be instituted in any federal or state court in the City of New York, County of New York, pursuant to Section 5.1402 of the New York General Obligations Law, and Borrower waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding.

Initials: ________

BY SIGNING BELOW, Borrower accepts and agrees to the terms and covenants contained in this Choice of Law and Venue Rider.

BORROWER:

ARP BORROWER II, LLC
a Delaware limited liability company

By: ARP Pledgor II, LLC
An Arizona limited liability company
its Sole Member

By: American Realty Partners, LLC
an Arizona limited liability company
its Member

By: Performance Realty Management, LLC
an Arizona limited liability company
its Manager

By: ______________________
Sean Zarinegar, Manager

Initials: ________

NON-RECOURSE LOAN RIDER

THIS NON-RECOURSE LOAN RIDER is made this __ day of November, 2015 and is incorporated into and shall be deemed to amend and supplement the Note of the same date given by the undersigned (the "Borrower") to FirstKey Mortgage, LLC, a Florida limited liability company (the "Lender").

In addition to the covenants and agreements made in the Note, Borrower and Lender further covenant and agree as follows:

A. ADDITIONAL DEFINITIONS. The following additional definitions are added to the Note:

"**Affiliate**" means, as to any person or entity, any other person or entity that, directly or indirectly, owns more than 20% of, is in control of, is controlled by or is under common ownership or control with such person or entity or is a director or officer of such person or entity or of an Affiliate of such person or entity.

"**Bankruptcy Code**" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

"**Bankruptcy Event**" means the occurrence of any one or more of the following: (i) Borrower or Pledgor files a voluntary petition under the Bankruptcy Code or any other creditors rights law; (ii) any Borrower Party files, or joins in the filing of, an involuntary petition against Borrower or Pledgor under the Bankruptcy Code or any other creditors rights law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or Pledgor from any person or entity; (iii) Borrower or Pledgor files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other creditors rights law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any person or entity; (iv) any Borrower Party consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Pledgor or any portion of the Property; (v) Borrower or Pledgor makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (vi) the substantive consolidation of any Restricted Party with any other entity in connection with any proceeding under the Bankruptcy Code or any other creditors rights law involving any guarantor or its subsidiaries; (vii) any Restricted Party contesting or opposing any motion made by Lender to obtain relief from the automatic stay or seeking to reinstate the automatic stay in the event of any proceeding under the Bankruptcy Code or any other creditors rights law involving any guarantor or any of its Affiliates; and (viii) in the event Lender

Initials: ____________

receives less than the full value of its claim in any proceeding under the Bankruptcy Code or any other creditors rights law, any guarantor or any of its Affiliates receiving an equity interest or other financial benefit of any kind as a result of a "new value" plan or equity contribution.

"**Borrower Party**" means each of Borrower, Pledgor, any guarantor and any property manager affiliated with any of the foregoing.

"**Exculpated Parties**" means Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or affiliate of Borrower (but specifically excluding any guarantor) or any legal representatives, successors or assigns of any of the foregoing.

"**Losses**" means any and all claims, suits, liabilities (including strict liabilities and any impairment of Lender's security for the Loan), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including reasonable attorney fees costs incurred in the investigation, defense, and settlement of Losses and costs of litigation).

"**Pledgor**" has the meaning given in the Special Purpose Entity and Membership Interest Pledge Rider attached to the Security Instrument.

"**Prohibited Equity Transfer**" means, whether by agreement, operation of law or otherwise, (1) the sale, transfer or pledge of any interest in Borrower, Pledgor or any guarantor or (2) any change in control of Borrower, Pledgor or the day-to-day operations of the Property. In the event that a Prohibited Equity Transfer results by devise, descent or by operation of law upon the death of a natural person that is a guarantor of the Note, such shall not constitute a Prohibited Equity Transfer if Borrower (1) provides Lender with notice of such transfer within 10 business days thereafter and (2) provides a replacement guarantor that is acceptable to Lender in Lender's sole discretion.

"**Restricted Party**" means each Borrower Party or any shareholder, partner, member or non-member manager, or any other person or entity who is a direct or indirect legal or beneficial owner of any Borrower Party or such other person or entity.

"**Security Instrument**" means that certain Mortgage, Deed of Trust or Security Deed dated as of the date hereof given by Borrower in favor of Lender to secure the Note.

B. EXCULPATION.

1. Subject to the qualifications below, Lender shall not enforce Borrower's liability and obligation to perform and observe the obligations contained in the Note and other loan document by any action or proceeding wherein a money judgment, any deficiency judgment or other judgment establishing personal liability shall be sought against any of the Exculpated Parties, except that Lender may in its sole discretion bring a foreclosure action,

Initials: ________

an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the note, other loan documents or in the Property, the rents from the Property or any other collateral given to Lender pursuant to the Note and other loan documents; provided, however, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, the rents from the Property and any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding by reason of or in connection with the Note or other loan documents. Notwithstanding the foregoing, the provisions of this Section (B)(1) shall not constitute a waiver of Lender's right to enforce Borrower's liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Losses incurred by Lender arising out of or in connection with any of the following:

i. Fraud or intentional misrepresentation or any failure to disclose a material fact by Borrower Party in connection with the Loan.

ii. The gross negligence or willful misconduct of any Borrower Party.

iii. The commission of a criminal act by any Borrower Party which results in any seizure or forfeiture of the Property, or any portion thereof, or Borrower's interest therein.

iv. Material physical waste to the Property caused by the intentional acts or omissions of any Borrower Party and/or the removal or disposal of any portion of the Property by any Borrower Party after a default.

v. The misapplication, misappropriation or conversion by any Borrower Party of, or the failure of any Borrower Party to comply with the provisions in this Note and the Security Instrument with respect to, any (A) condemnation awards or insurance proceeds, (B) security deposits, advance deposits or rents from the Property or any other deposits collected with respect to the Property, or (C) rents from the Property.

vi. The failure by Borrower to deliver to Lender security deposits, advance deposits or any other deposits collected with respect to the Property and not properly applied (under applicable law and the respective leases) upon a foreclosure of the Property (or any portion thereof) or action in lieu thereof.

vii. The failure to pay any taxes or assessments, charges for labor or materials or any other charges that can create liens on any portion of the Property to the extent that the revenue from the Property is sufficient to pay those amounts (other than amounts deposited with Lender into any reserve account for taxes and

Initials: ____

assessments where Lender elects not to apply those funds toward payment of those taxes or assessments owed).

viii. The failure to pay to Lender any condemnation award (as required under the Multi Property Rider to the Security Instrument), to the extent that the revenue from the Property is sufficient to pay those amounts, and/or to provide any financial reporting as and when required by the loan documents.

ix. Failure to maintain insurance as required by the Security Instrument to the extent that the revenue from the Property is sufficient to pay the insurance premiums relating thereto (other than amounts deposited with Lender into any reserve account for insurance premiums where Lender elects not to apply those funds toward payment of those insurance premiums).

x. Borrower's breach of, or failure to comply with, the representations, warranties and covenants contained in Section E of the Special Purpose Entity and Membership Interest Pledge Rider (entitled Entity Covenants).

xi. Borrower or Pledgor fails to comply with the provisions of the Pledge and Security Agreement.

xii. Any fees or commissions paid by Borrower after the occurrence of any default to any Borrower Party or any Affiliate of any Borrower Party.

In addition to and notwithstanding any other provision of this Rider, Borrower shall be liable to Lender for and shall pay to Lender, upon the occurrence of a default and demand by Lender and without regard to whether Lender has suffered any Losses, a sum equal to all rents from the Property paid in advance not theretofore delivered to Lender, to the extent that such advance rents have not been applied by Borrower in accordance with the provisions of Section B(1)(v).

2. Notwithstanding anything to the contrary in this Note, the Security Instrument, together with all other documents executed in connection with the Loan and in addition to the provisions of the foregoing Section B(1), (a) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the loan documents and (b) the Debt shall be fully recourse to Borrower in the event that: (I) any Prohibited Equity Transfer occurs; (II) Borrower fails to terminate a property manager and appoint a new property manager upon Lender's request in accordance with Section I of the Multi Property Rider attached to the Security Instrument; (III) a Bankruptcy Event occurs; or (IV) any Borrower Party takes any action in any litigation or other legal proceeding related to the debt that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes

Initials: ________

with or frustrates Lender's efforts to exercise any rights and remedies available to Lender as provided herein and in the other loan documents.

C. **Survival.** The obligations and liabilities of Borrower under this Rider shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

BY SIGNING BELOW, Borrower accepts and agrees to the terms and covenants contained in this Non-Recourse Loan Rider.

BORROWER:

ARP BORROWER II, LLC
a Delaware limited liability company

By: ARP Pledgor II, LLC
An Arizona limited liability company
its Sole Member

By: American Realty Partners, LLC
an Arizona limited liability company
its Member

By: Performance Realty Management, LLC
an Arizona limited liability company
its Manager

By: ______________________
Sean Zarinegar, Manager

Initials: __________